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                                                     EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of RYMAC Mortgage Investment Corporation (the "Company") on Form S-8 of the report of Kenneth Leventhal & Company dated March 3, 1995 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1994.


/s/ KENNETH LEVENTHAL & COMPANY
New York, New York
April 5, 1995